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                                   EXHIBIT 21


                      SUBSIDIARIES OF ENERGEN CORPORATION

                              Alabama Gas Corporation
                              Taurus Exploration, Inc.
                              Taurus Exploration USA, Inc.
                              Basin Pipeline Corp
                              American Heat Tech, Inc.
                              Graves Well Drilling Company, Inc.
                              EGN Services, Inc.
                              Midtown NGV, Inc.